CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


         As a condition of my employment with EAGLE LAKE INCORPORATED, a Nevada corporation, that will change its name to RVision, Inc. in connection with the closing of the transactions contemplated by that certain Consolidation Agreement dated August 30, 2005, its parent, affiliates, successors, or assigns, including without limitation RVISION LLC, a California limited liability company, and CUSTOM FEDERAL, INC., a California corporation (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

         1. Confidential Information.

                  (a) I agree at all times during my employment with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, to fulfill my employment obligations, or to disclose to any person, firm, or corporation without written authorization of the board of directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets, or know-how, including research, product plans, products, methodologies, services, customer lists and customers (including customers of the Company on whom I called or with whom I became acquainted during my employment), current and planned customer requirements, costs, bidding practices, price lists, markets, business plans, any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), software, database technologies, systems, structures and architectures, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company, either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment, any other information, however documented, and any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

                  (b) I further acknowledge that such Confidential Information, even though it may be contributed, developed, or acquired by me, constitutes valuable, special, and unique assets of the Company, which are to be held by me in trust and solely for the Company's benefit. I further understand that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved, or information that I have acquired wholly independently of my relationship with the Company. I further acknowledge that the Confidential Information includes "trade secrets." In addition to the other protections provided herein, all trade secrets shall be accorded the protections and benefits of the Uniform Trade Secrets Act, any other applicable law, and the common law.

                  (c) I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person, or entity unless consented to in writing by such employer, person, or entity.

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                  (d) I recognize that the Company has received and in the
         future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         2. Inventions.

                  (a) If in the course of my employment with the Company, I incorporate into a Company product, process, or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such Prior Invention as part of or in connection with such product, process, or machine. "Prior Inventions" shall mean all Inventions, original works of authorship, developments, concepts, discoveries, processes, computer programs, know-how, ideas, methodologies, improvements, and trade secrets that were made by me prior to my employment with the Company, that belong to me, that relate to the Company's proposed business, products, or research and development, and that are not assigned to any entity of the Company hereunder.

                  (b) I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, discoveries, processes, computer programs, know-how, ideas, methodologies, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in
         Section 2(f) below. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such Invention. I shall not incorporate any invention, original work of authorship, development, concept, discovery, process, computer program, know-how, ideas, methodology, improvement, or trade secret owned, in whole or in part, by any third party into any Invention without the Company's prior written permission.

                  (c) I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  (d) I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (e) I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights, or

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         other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees, the sole and exclusive rights, title, and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                  (f) I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A). I will advise the Company promptly in writing of any Inventions that I believe meet the criteria in California Labor Code Section 2870.

                  (g) The terms of this Agreement shall not grant me any license or similar right with respect to any patent, copyright, or other property of the Company.

         3. Conflicting Obligations. I represent and warrant to the Company that I have not entered into any agreements and am not subject to any duties to third parties that are inconsistent with the terms of this Agreement. I further represent and warrant to the Company that I am not subject or a party to any employment agreement, consulting agreement, noncompetition covenant, nondisclosure agreement, or other agreement, covenant, understanding, or restriction that would prohibit me from executing this Agreement or from performing fully, and without limitation, my duties and responsibilities hereunder. I further warrant that I have provided to the Company a copy of any employment agreement, consulting agreement, noncompetition covenant, nondisclosure agreement, or other agreement, covenant, understanding, or restriction with respect to any employment, consultancy, or confidentiality of information thereunder, to which I am subject or a party, and that such copy is a true and correct representation of such agreement. I agree that, during my employment with the Company, I will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during my employment, nor will I enter into any agreements or commitments or engage in any other activities that conflict with my obligations to the Company. I further represent and warrant that my execution of and compliance with this Agreement and the performance of my duties hereunder will not breach the provisions of any contract, agreement, or understanding to which I am party or any duty owed by me to any other person. Notwithstanding the above, nothing in this section 3 shall
(a) prohibit my continued association as an officer and director of Industrial Security Alliance Partners, Inc. ("ISAP") for a period of six months after the date of Closing, at which time I shall resign as an employee, officer, and director of ISAP; (b) prohibit my continued association as an employee, consultant, or agent of ISAP for a period of one year after the date of Closing, and (c) prohibit my continued association as a shareholder and the owner of more than 1% of the outstanding stock of ISAP or its successor.

         4. Insider Information. I understand and agree that because of the special position and relationships of the Company, owners, executives, and clients that I may learn of certain information that constitutes "insider

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Invention Assignment Agreement
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information" for Securities and Exchange Commission and other securities laws and regulatory purposes. I agree not to disclose any such insider information to anyone, and not to use such insider information to trade in securities, or to attempt in any way to profit from any such insider information. I further agree to execute specific agreements or other documents as requested by the Company in the future in connection with this provision. Employees of the Company may be subject to criminal and civil liability for engaging in transactions involving insider information. Further, such activity may subject the Company to substantial penalties. The Securities and Exchange Commission aggressively seeks out and prosecutes persons who trade on insider information. The Company considers violations of its insider information policy to be grounds for immediate termination of employment.

         5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, or at such earlier time as the Company may request, I will deliver to the Company (and will not keep in my possession, re-create, or deliver to anyone else) any and all devices, records, data, notes, reports, methodologies, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items, developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.

         6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         7. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         8. Survival of My Obligations. To the extent allowed by law, I expressly understand and agree that all of the obligations established by this Agreement with respect to Inventions, Confidential Information, and trade secrets, whether patentable or not, shall continue beyond the termination of any services for or on behalf of the Company.

         9. Arbitration and Equitable Relief.

                  (a) Except as provided in subsection (b) below, any controversy, claim, or dispute arising out of or in any way relating to this Agreement, the alleged breach thereof, and/or my employment relationship with the Company or termination therefrom, including any and all claims for discrimination or harassment, civil tort, and any other employment laws, excepting only claims that may not, by statute, be arbitrated, both the Company (and its directors, officers, employees, or agents) and I agree to submit any such dispute exclusively to binding arbitration, except as provided in subsection
         (b) below. The Company and I agree that arbitration is the exclusive remedy for all disputes arising out of or related to my employment relationship with the Company, except as provided in subsection (b) below.

                  (b) The arbitration shall be determined by binding arbitration administered by the American Arbitration Association. The arbitration shall be commenced and heard in the county in which the Company's principal executive offices are located. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. In any arbitration, the burden of proof shall be allocated as

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         provided by applicable law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Discovery, such as depositions or document requests, shall be available to the Company and me as though the dispute were pending in California state court. The arbitrator shall have the ability to rule on prehearing motions, as though the matter were pending in California state court, including the ability to rule on a motion for summary judgment.

                  (c) I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance, or breach of this Agreement shall be settled by arbitration to be held in California in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

                  (d) I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1 through 6 herein. Accordingly, I agree that if I breach any of such sections, the Company will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

         10. General Provisions.

                  (a) This Agreement, including all exhibits attached hereto, will be governed by the internal substantive laws, but not the choice of law rules, of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                  (b) This Agreement, including all exhibits attached hereto, set forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both the Company and me. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

                  (c) If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         11. I acknowledge and agree to each of the following items:

                  (a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

                  (b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences, and binding effect of this Agreement and fully understand them.

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                  (c) Before signing this Agreement, I had the opportunity to seek the advice of an attorney of my choice.

         Executed on this 14 day of December, 2005.

                                                     EAGLE LAKE INCORPORATED


                                                     By:  /s/ Howard S. Landa
                                                        ------------------------
                                                        Howard S. Landa
                                                        President

                                                     EMPLOYEE:


                                                     /s/ Ernest T. Cammer III
                                                     ---------------------------
                                                     Ernest T. Cammer III

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                                                                       EXHIBIT A


California Labor Code Section 2870:

                  (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                           (1) Relate at the time of conception or reduction to
                  practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                           (2) Result from any work performed by the employee
                  for the employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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